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                                                                     EXHIBIT 3.5



                               AMENDMENT TO BYLAWS
                                       OF
                             SUNDERLAND CORPORATION,
                             A DELAWARE CORPORATION

                                February 18, 2000

RESOLVED, that effective February 18, 2000, the Company Bylaws, in Section 2.2, entitled "Number of Directors" are hereby amended to increase the limit to ten the number of Directors who may serve on the Board, and that this resolution may be attached to the Bylaws sufficient to document the amendment hereby.